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                                                                   EXHIBIT 4.04

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (I) ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER TERMS CONTAINED IN A SUBSCRIPTION AGREEMENT DATED [date of Subscription Agreement], BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT (A COPY OF WHICH IS AVAILABLE WITHOUT CHARGE FROM THE COMPANY), AND
(II) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                                 DSL.NET, INC.


                                   No. [__]

                    Warrant to Subscribe for [____________]

                              STOCK SUBSCRIPTION
                                    WARRANT

                               [________, 19___]

                        Not Transferable or Exercisable
                        -------------------------------
                    Except Upon Conditions Herein Specified
                    ---------------------------------------

     THIS CERTIFIES that for value received, [Name of Subscriber] (the "Subscriber"), an individual with an address at [Address of Subscriber], is entitled to subscribe for and purchase from DSL.NET, INC., a Delaware corporation (the "Corporation"), [____] shares (such number subject to adjustment from time to time as hereinafter provided), of ________ Stock, $____ par value per share ("Warrant Stock"), of the Corporation, at the price of $____ per share (such price from time to subject to adjustment in accordance with Section 4 hereof and hereinafter called the "Warrant Price"), at any time or from to time during the period beginning on the date hereof and ending on the first to occur of (i) the date five (5) years thereafter and (ii) the date on which the Corporation consummates an initial public offering of its capital stock registered under the Securities Act of 1933, as amended (the "Term of this Warrant").

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     This Warrant is issued pursuant to, and is subject to, that certain
Subscription Agreement, dated as of [_______], 1998, by and between the Corporation and the Subscriber (the "Subscription Agreement"), as the same may be amended from time to time, copies of which may be inspected by the legal holder hereof at the principal office of the Corporation. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

     SECTION 1.  Exercise of Warrant.  The rights represented by this Warrant
                 -------------------
may be exercised by the holder hereof, in whole at any time or in part from time to time during the Term of this Warrant, but not as to a fractional share of Warrant Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, at 50 Washington Street, 7th Floor East, Norwalk, Connecticut 06854 (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), and by payment to the Corporation of the Warrant Price in cash or by certified or cashier's check or wire transfer for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Warrant Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding twenty-five days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Warrant Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. The Corporation shall pay any issue tax imposed on exercise of this Warrant for Warrant Stock, provided, however, that the Subscriber shall be required to pay
               --------  -------
any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Subscriber as reflected upon the books of the Company.

     Notwithstanding the foregoing or anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates, legal opinions, or other documents reasonably requested by the Company or its counsel to satisfy the Company and its counsel that the proposed exercise of this Warrant may be effected without registration under the Securities Act of 1933, as amended. The Holder shall not be entitled to exercise this Warrant, or any part hereof, unless and until such certificates, legal opinions or other documents are reasonably acceptable to the Company and its counsel.

     SECTION 2.  Covenants as to Warrant Stock.  The Corporation covenants and
                 -----------------------------
agrees that all shares of Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from

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preemptive rights, a sufficient number of shares of its Warrant Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon exercise, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
If and so long as the Warrant Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Warrant Stock issuable upon exercise of this Warrant.

     SECTION 3.  Adjustment of Number of Shares.  Upon each adjustment of the
                 ------------------------------
Warrant Price as provided in Section 4, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     SECTION 4.  Adjustment of Warrant Price.  The Warrant Price and the
                 ---------------------------
securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

     (i) If, at any time during the Term of this Warrant, the number of shares of Warrant Stock outstanding is increased by a stock dividend payable in shares of Warrant Stock or by a subdivision or split-up of shares of Warrant Stock, then, following the record date fixed for the determination of holders of Warrant Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Warrant Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

     (ii) If, at any time during the Term of this Warrant, the number of shares of Warrant Stock outstanding is decreased by a combination of the outstanding shares of Warrant Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Warrant Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

     (iii) In case, at any time during the Term of this Warrant, of any capital reorganization, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Warrant Stock), or the

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            sale of all or substantially all the properties and assets of the
            Corporation as an entity to any other corporation, then this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Warrant Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale.

     (iv)   Whenever the Warrant Price shall be adjusted as provided in this
            Section 4, the Corporation shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of this Warrant at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (vi) of this Section 4.

     (v) Adjustments made pursuant to clauses (i) and (ii) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

     (vi) In the event the Corporation shall propose to take any action of the types described in clauses (i), (ii) or (iii) of this Section 4, the Corporation shall forward, at the same time and in the same manner, to the holder of this Warrant such notice, if any, which the Corporation shall give to the holders of capital stock of the Corporation. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (vii) In any case in which the provision of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided,
                                                                       --------
            however, that the Corporation shall deliver to such holder a due
            -------
            bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (viii) The sale or other disposition of any Warrant Stock theretofore held in the treasury of the Corporation shall be deemed to be an issuance thereof.

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     SECTION 5.  Conversion of Preferred Stock.  In the event that the Warrant
                 -----------------------------
Stock is a class or type of security which is convertible into Common Stock of the Corporation, as now or as hereafter constituted ("Common Stock"), then, at such time as there are no outstanding shares of Warrant Stock (due to conversion into Common Stock or otherwise), this Warrant, without any action of the Corporation, shall automatically be converted into a warrant to purchase such number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the shares of Warrant Stock for which this Warrant could have been exercised immediately prior to the time that the Warrant Stock ceased to be outstanding. Thereafter, all references to (i) "Warrant Stock" shall mean "Common Stock", and (ii) "Warrant Shares" shall refer to shares of "Common Stock" rather than shares of "Warrant Stock." Notwithstanding any provisions herein to the contrary, the Corporation agrees and covenants to make and deliver as soon as practicable upon the occurrence of such conversion, in place of this Warrant, a new Warrant of like tenor and representing the right to purchase the number of shares of Common Stock into which this Warrant will then be exercisable; provided, however, that the Corporation shall not be required to
                --------  -------
issue a new Warrant if this Warrant has been exercised or expired.

     SECTION 6.  No Stockholder Rights.  Except as specifically provided for in
                 ---------------------
this Warrant, this Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

     SECTION 7.  Transfer of Warrant.  Subject to the provisions of the
                 -------------------
Subscription Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, but only to a person or entity controlling, controlled by, or under common control with, the holder hereof including the partners of the holder, at the agency or office of the Corporation referred to in Section 1, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until such transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

     SECTION 8.  Exchange of Warrant.  This Warrant is exchangeable, upon
                 -------------------
surrender hereof by the holder hereof at the office or agency of the Corporation designated in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

     SECTION 9.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant
                 --------------------------------------------
is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     SECTION 10.  Fractional Shares.  Fractional shares shall not be issued upon
                  -----------------
the exercise of this Warrant, but in any case where the Subscriber would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, cancel this Warrant and pay a sum in cash equal to the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Corporation).

     SECTION 11.  Information by Holder.  Each Subscriber shall furnish to the
                  ---------------------
Corporation such information regarding such Subscriber as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance.

     SECTION 12.  Law Governing.  This Warrant shall be governed by, and
                  -------------
construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     SECTION 13.  Miscellaneous.
                  -------------

     (a) This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     (b) Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     IN WITNESS WHEREOF, DSL.NET, INC. has caused this Warrant to be executed by its duly authorized officer, and this Warrant to be dated [______], 1998.

                              DSL.NET, INC.



                              By:
                                 --------------------------------------
                              Name:
                              Title:



ATTEST:



Name:

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